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                                                                   EXHIBIT 23.10

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of U.S. Office Products Company on Form S-3 of our report dated July 3, 1996 incorporated by reference in the Form 8-K of U.S. Office Products Company filed July 16, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ Ehrhardt Keefe Steiner & Hottman
                                              PC

August 12, 1996
Denver, Colorado